Green Dot Reports Third Quarter 2015 Non-GAAP Revenues of $146.5M,
Adjusted EBITDA of $22.2M and Non-GAAP EPS of $0.15
Provides Preliminary Commentary on 2016
Pasadena, CA - November 5, 2015 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the third quarter ended September 30, 2015.
For the third quarter of 2015, Green Dot reported consolidated GAAP and non-GAAP total operating revenues1 of $146.4 million and $146.5 million, respectively, and adjusted EBITDA of $22.2 million. Green Dot also reported break-even GAAP diluted earnings per share and $0.15 in non-GAAP diluted earnings per share.1
GAAP and non-GAAP earnings per share results during the third quarter of 2015 were impacted in part by 7.1 million additional shares year-over-year attributable to acquisitions subsequent to the third quarter of 2014, and GAAP earnings per share were further impacted by an increase of $5.9 million, or approximately $0.06 diluted earnings per common share, in amortization associated with acquired intangible assets from those recent acquisitions, as compared to the prior year period.
Green Dot generated net cash from operations of $114 million year to date. During the third quarter, under the Company’s existing $150 million share repurchase authorization, Green Dot repurchased $40 million in common stock pursuant to an accelerated share repurchase program (ASR) launched during the quarter, and received approximately 1.8 million shares, representing an estimated 80% of the shares expected to be repurchased. The Company expects to complete the $40 million ASR program by Q1 of next year.
“This quarter’s results and the outlook for the remainder of the year reflect the significant change we made to our business when we discontinued MoneyPak earlier this year. The direct and indirect loss of revenue caused by the loss of MoneyPak is contributing to year-over-year declines in our legacy business lines, which are being offset by the contributions from our recently acquired businesses. Looking forward, however, we are feeling more optimistic. The MoneyPak related declines have now been stable for a number of months and we’re seeing the ecosystem effects now stabilizing, as well. So we believe that, taking into account the new initiatives planned for next year, we expect to have the opportunity to turn the corner and get back to growth as we head into 2017. The new initiatives for next year include, among others, new product offerings in our branded and private label business lines that have the potential to generate higher unit sales and better unit economics, in addition to introducing a new version of our MoneyPak product with enhanced risk controls. We also expect to begin to realize revenue synergies from our TPG acquisition with the deployment of an integrated Green Dot Account/TPG tax refund program distributed through a number of TPG’s tax preparation partners in Q1 next year,” said Steve Streit, Green Dot Chairman and Chief Executive Officer.
Consolidated GAAP financial results for the third quarter of 2015 compared to the third quarter of 2014:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis were $146.4 million for the third quarter of 2015 from $144.7 million for the third quarter of 2014.

•	GAAP net income was $0.2 million for the third quarter of 2015 from $13.9 million for the third quarter of 2014.

•	GAAP basic and diluted earnings per common share were break-even for the third quarter of 2015 versus $0.30 for the third quarter of 2014.
GAAP results during the third quarter of 2015 were negatively impacted by an increase of $5.9 million, or approximately $0.06 diluted earnings per common share, in amortization associated with acquired intangible assets from our recent acquisitions, as compared to the prior year period.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Consolidated non-GAAP financial results for the third quarter of 2015 compared to the third quarter of 2014:1

•	Non-GAAP total operating revenues[1] came in at $146.5 million for the third quarter of 2015 versus $146.8 million for the third quarter of 2014.

•	Non-GAAP net income[1] was $7.9 million for the third quarter of 2015 from $16.6 million for the third quarter of 2014.

•	Non-GAAP diluted earnings per share[1] was $0.15 for the third quarter of 2015 versus $0.36 for the third quarter of 2014.

•
Adjusted EBITDA[1] was $22.2 million, or 15% of non-GAAP total operating revenues[1] for the third quarter of 2015 from $32.0 million, or 22% of non-GAAP total operating revenues[1] for the third quarter of 2014.

The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described:

	2015			2014
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.53	9.55	10.09	12.49	12.49	12.55	12.60
Number of tax refunds processed	0.10	2.00	8.52	—	—	—	—
Number of active cards at quarter end	4.51	4.80	5.38	4.72	4.63	4.72	4.74
Gross dollar volume	$5,040	$5,177	$6,350	$5,138	$4,634	$4,668	$5,335
Purchase volume	$3,676	$3,829	$4,684	$3,547	$3,363	$3,420	$3,885
Green Dot Interim CFO Mark Shifke stated, “As we incorporate our Q3 results with trends through October, we expect to finish the full year slightly below our previous non-GAAP total operating revenue guidance range. Meanwhile, our adjusted EBITDA and non-GAAP EPS continue to track within the ranges we provided at the beginning of the year despite the strong headwinds presented by lower revenues due to the MoneyPak discontinuation and higher Walmart commissions. While it is premature to formally guide 2016, we expect to enter the year at a lower year-over-year revenue run rate on our legacy business given the need to lap the full effects of MoneyPak-related declines. Consequently, we expect to have about a 5% revenue headwind going into the year. So, while we believe that the breadth and scale of our new, organic initiatives beginning in Q1 can enable us to generate incremental revenue over the course of next year, we are not expecting very much absolute revenue growth, if any at all, in the aggregate, because we first need enough growth to make up for that headwind. The expected revenue ramp over the course of 2016 should position us well heading into 2017. In terms of capital management, we intend to execute additional share repurchases next year, and we continue to aggressively look for accretive acquisitions.”

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Updated Outlook for 2015
Non-GAAP Total Operating Revenues2:

•	Green Dot now expects full-year non-GAAP total operating revenues to come in slightly below $700 million, which is the low end of its previous guidance range.
Adjusted EBITDA2:

•	The Company now expects its adjusted EBITDA[2] for the full year to finish near the low end of the previous range of $150-$160 million.
Non-GAAP EPS2:

•
Green Dot now expects its non-GAAP EPS[2] for the full year to finish near the midpoint of the range of $1.24-$1.35, which assumes depreciation and amortization of property and equipment of $39 million, an effective tax rate of 37.5% and non-GAAP diluted weighted-average shares issued and outstanding of 53.5 million.

Green Dot's outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss third quarter 2015 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 10073354. The replay will be available through Thursday, November 12, 2015. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's guidance for 2015 and preliminary expectations for 2016 contained under "Updated Outlook for 2015" or in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 5, 2015, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; acquisition-related adjustments; and other charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2015 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP diluted earnings per share, and non-GAAP weighted-average shares issued and outstanding. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at ir.greendot.com.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiary bank, Green Dot Bank, is a pro-consumer financial technology innovator with a mission to reinvent personal banking for the masses. Green Dot invented the prepaid debit card industry and is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$606,674	$724,158
Federal funds sold	481	480
Restricted cash	6,512	2,015
Investment securities available-for-sale, at fair value	80,386	46,650
Settlement assets	45,782	148,694
Accounts receivable, net	21,775	48,917
Prepaid expenses and other assets	36,954	23,992
Income tax receivable	—	16,290
Total current assets	798,564	1,011,196
Restricted cash	—	2,152
Investment securities, available-for-sale, at fair value	133,500	73,781
Loans to bank customers, net of allowance for loan losses of $413 and $444 as of September 30, 2015 and December 31, 2014, respectively	6,607	6,550
Prepaid expenses and other assets	11,756	11,883
Property and equipment, net	78,086	77,284
Deferred expenses	5,979	17,326
Net deferred tax assets	8,236	6,268
Goodwill and intangible assets	478,619	417,200
Total assets	$1,521,347	$1,623,640
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,563	$36,444
Deposits	500,022	565,401
Obligations to customers	84,762	98,052
Settlement obligations	3,674	4,484
Amounts due to card issuing banks for overdrawn accounts	980	1,224
Other accrued liabilities	63,100	79,137
Deferred revenue	10,200	24,418
Note payable	22,500	22,500
Income tax payable	171	—
Net deferred tax liabilities	4,252	3,995
Total current liabilities	705,224	835,655
Other accrued liabilities	41,226	31,495
Note payable	110,625	127,500
Total liabilities	857,075	994,650

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of September 30, 2015 and December 31, 2014; 2 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	2	2
Class A common stock, $0.001 par value: 100,000 shares authorized as of September 30, 2015 and December 31, 2014; 52,150 and 51,146 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	52	51
Treasury stock at cost, 1,856 shares as of September 30, 2015 and no shares outstanding as of December 31, 2014	(32,000)	—
Additional paid-in capital	406,052	383,296
Retained earnings	290,181	245,693
Accumulated other comprehensive loss	(15)	(52)
Total stockholders’ equity	664,272	628,990
Total liabilities and stockholders’ equity	$1,521,347	$1,623,640

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$71,870	$58,948	$242,904	$188,007
Processing and settlement service revenues	28,470	44,085	155,007	135,852
Interchange revenues	46,020	43,757	148,381	133,626
Stock-based retailer incentive compensation	—	(2,131)	(2,520)	(6,541)
Total operating revenues	146,360	144,659	543,772	450,944
Operating expenses:
Sales and marketing expenses	52,873	55,599	169,997	173,042
Compensation and benefits expenses	40,555	31,487	123,370	88,665
Processing expenses	20,496	19,529	78,216	58,893
Other general and administrative expenses	34,142	24,716	101,081	71,624
Total operating expenses	148,066	131,331	472,664	392,224
Operating (loss) income	(1,706)	13,328	71,108	58,720
Interest income	1,128	982	3,624	2,998
Interest expense	(1,465)	(17)	(4,510)	(62)
Other income	—	6,369	—	6,369
(Loss) income before income taxes	(2,043)	20,662	70,222	68,025
Income tax (benefit) expense	(2,222)	6,771	25,734	24,486
Net income	179	13,891	44,488	43,539
Income attributable to preferred stock	(5)	(1,636)	(1,269)	(5,587)
Net income available to common stockholders	$174	$12,255	$43,219	$37,952

Basic earnings per common share:	$—	$0.30	$0.84	$0.96
Diluted earnings per common share:	$—	$0.30	$0.83	$0.95
Basic weighted-average common shares issued and outstanding:	51,576	39,884	51,612	38,923
Diluted weighted-average common shares issued and outstanding:	52,361	40,461	52,161	39,709

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
	(In thousands)
Operating activities
Net income	$44,488	$43,539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	28,061	23,450
Amortization of intangible assets	17,124	730
Provision for uncollectible overdrawn accounts	46,480	26,234
Employee stock-based compensation	19,076	14,152
Stock-based retailer incentive compensation	2,520	6,541
Amortization of premium on available-for-sale investment securities	821	828
Change in fair value of contingent consideration	(7,516)	—
Impairment of capitalized software	5,739	—
Amortization of deferred financing costs	1,151	—
Deferred income tax expense	29	—
Changes in operating assets and liabilities:
Accounts receivable, net	(17,263)	(6,426)
Prepaid expenses and other assets	(11,317)	(7,670)
Deferred expenses	11,347	6,252
Accounts payable and other accrued liabilities	(29,030)	(10,471)
Amounts due to card issuing banks for overdrawn accounts	(244)	(49,084)
Deferred revenue	(14,293)	(11,607)
Income tax payable/receivable	16,670	10,385
Other, net	(94)	(30)
Net cash provided by operating activities	113,749	46,823

Investing activities
Purchases of available-for-sale investment securities	(175,857)	(161,852)
Proceeds from maturities of available-for-sale securities	57,309	106,506
Proceeds from sales of available-for-sale securities	24,289	39,866
Increase in restricted cash	(918)	(596)
Payments for acquisition of property and equipment	(37,372)	(23,798)
Net (increase) decrease in loans	(57)	85
Acquisition, net of cash acquired	(65,209)	(14,860)
Net cash used in investing activities	(197,815)	(54,649)

Financing activities
Repayments of borrowings from note payable	(16,875)	—
Borrowings on revolving line of credit	30,001	—
Repayments on revolving line of credit	(30,001)	—
Proceeds from exercise of options	2,077	6,690
Excess tax benefits from exercise of options	158	3,797
Taxes paid related to net share settlement of equity awards	(3,333)	(1,721)
Net (decrease) increase in deposits	(65,379)	222,280
Net increase (decrease) in obligations to customers	90,817	(13,713)
Contingent consideration payments	(882)	—
Repurchase of Class A common stock	(40,000)	—
Net cash (used in) provided by financing activities	(33,417)	217,333

Net (decrease) increase in unrestricted cash, cash equivalents, and federal funds sold	(117,483)	209,507
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	724,638	423,621
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$607,155	$633,128

Cash paid for interest	$3,359	$62
Cash paid for income taxes	$9,324	$10,337

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended September 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$121,655	$31,444	$(6,739)	$146,360
Operating expenses	101,398	29,437	17,231	148,066
Operating income	$20,257	$2,007	$(23,970)	$(1,706)

	Nine Months Ended September 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$404,286	$164,251	$(24,765)	$543,772
Operating expenses	332,378	96,658	43,628	472,664
Operating income	$71,908	$67,593	$(68,393)	$71,108
Beginning in 2015, the Company's operations are comprised of two reportable segments, Account Services and Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts and open-loop gift cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network and the Company's tax refund processing services. The Corporate and Other segment primarily consists of unallocated corporate expenses, depreciation and amortization, intercompany eliminations and other costs that are not considered when the Company's management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Total operating revenues	$146,360	$144,659	$543,772	$450,944
Stock-based retailer incentive compensation (2)(4)	—	2,131	2,520	6,541
Contra-revenue advertising costs (3)(4)	115	—	1,859	—
Non-GAAP total operating revenues	$146,475	$146,790	$548,151	$457,485
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Net income	$179	$13,891	$44,488	$43,539
Employee stock-based compensation expense (5)	7,453	5,466	19,076	14,152
Stock-based retailer incentive compensation (2)	—	2,131	2,520	6,541
Amortization of acquired intangibles (6)	5,915	444	17,124	730
Change in fair value of contingent consideration (6)	—	—	(7,516)	—
Other charges (income) (7)	90	(6,369)	2,575	(6,369)
Transaction costs (6)	119	2,419	804	2,499
Amortization of deferred financing costs (7)	384	—	1,151	—
Impairment charges (7)	742	—	5,739	—
Income tax effect (8)	(6,935)	(1,351)	(17,291)	(6,369)
Non-GAAP net income	$7,947	$16,631	$68,670	$54,723
Diluted earnings per share*
GAAP	$—	$0.30	$0.83	$0.95
Non-GAAP	$0.15	$0.36	$1.28	$1.19
Diluted weighted-average shares issued and outstanding
GAAP	52,361	40,461	52,161	39,709
Non-GAAP	53,880	46,156	53,716	45,940

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Diluted weighted-average shares issued and outstanding	52,361	40,461	52,161	39,709
Assumed conversion of weighted-average shares of preferred stock	1,519	5,369	1,517	5,795
Weighted-average shares subject to repurchase	—	326	38	436
Non-GAAP diluted weighted-average shares issued and outstanding	53,880	46,156	53,716	45,940

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Stock outstanding as of September 30:
Class A common stock	50,294	40,290	50,294	40,290
Preferred stock (on an as-converted basis)	1,519	5,369	1,519	5,369
Total stock outstanding as of September 30:	51,813	45,659	51,813	45,659
Weighting adjustment	1,282	(80)	1,354	(505)
Dilutive potential shares:
Stock options	375	418	291	582
Restricted stock units	383	145	236	187
Employee stock purchase plan	27	14	22	17
Non-GAAP diluted weighted-average shares issued and outstanding	53,880	46,156	53,716	45,940
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Net income	$179	$13,891	$44,488	$43,539
Net interest income (4)	337	(965)	886	(2,936)
Income tax expense	(2,222)	6,771	25,734	24,486
Depreciation of property and equipment (4)	9,584	8,179	28,061	23,450
Employee stock-based compensation expense (4)(5)	7,453	5,466	19,076	14,152
Stock-based retailer incentive compensation (2)(4)	—	2,131	2,520	6,541
Amortization of acquired intangibles (4)(6)	5,915	444	17,124	730
Change in fair value of contingent consideration (4)(6)	—	—	(7,516)	—
Other charges (income) (4)(7)	90	(6,369)	2,575	(6,369)
Transaction costs (4)(6)	119	2,419	804	2,499
Impairment charges (4)(7)	742	—	5,739	—
Adjusted EBITDA	$22,197	$31,967	$139,491	$106,092
Non-GAAP total operating revenues	$146,475	$146,790	$548,151	$457,485
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	15.2%	21.8%	25.4%	23.2%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2015
	Range
	Low	High
	(In millions)
Net income	$36	$42
Adjustments (9)	114	118
Adjusted EBITDA	$150	$160
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2015
	Range
	Low	High
	(In millions, except per share data)
Net income	$36	$42
Adjustments (9)	32	32
Non-GAAP net income	$68	$74
Diluted earnings per share*
GAAP	$0.68	$0.79
Non-GAAP	$1.24	$1.35
Diluted weighted-average shares issued and outstanding
GAAP	53	53
Non-GAAP	55	55

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2015
	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding
Assumed conversion of weighted-average shares of preferred stock	53	53
Weighted-average shares subject to repurchase	2	2
Non-GAAP diluted weighted-average shares issued and outstanding	55	55

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge resulted from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to May 2015, when the repurchase right fully lapsed, and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $7.5 million and $5.5 million for the three months ended September 30, 2015 and 2014, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other charges, transaction costs, and impairment charges that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company does not believe these non-cash expenses are reflective of ongoing operating results. Our right to repurchase any shares issued to Walmart fully lapsed during the three months ended June 30, 2015. As a result, we will no longer recognize stock-based retailer incentive compensation in future periods.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results. Prior to 2015, the Company did not have any co-op advertising costs recorded as contra-revenue.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software and other charges related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(8)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date effective tax rate.

(9)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other income and expenses and transaction costs. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).